Report of Independent Registered Public Accounting Firm on Schedules


The Board of Directors and Stockholder
Principal Life Insurance Company

We have audited the consolidated financial statements of Principal Life Insurance Company (the Company) as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and have issued our report thereon dated January 30, 2004 (included elsewhere in this Form N-6). Our audits included the financial statement schedules listed in the attachments of the Registration Statement of this Form N-6. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                            /s/Ernst & Young LLP

Des Moines, Iowa
January 30, 2004




                        Principal Life Insurance Company
                      Schedule I -- Summary of Investments
                    Other than Investments in Related Parties
                             As of December 31, 2003

                                                                                                              Amount at Which
                                                                                                                Shown in the
                                                                                                                Statement of
Type of investment                                          Cost                     Value                   Financial Position
--------------------------------------------------------------------------  ------------------------ ------------------------------
                                                                                      (in millions)
Fixed maturities, available-for-sale:
   U.S. Treasury securities and obligations of U.S.
      Government corporations and agencies                        $ 589.7                   $ 601.2                      $ 601.2
   States, municipalities and political subdivisions                497.7                     536.0                        536.0
   Foreign governments                                              357.4                     421.5                        421.5
   Public utilities                                               2,861.5                   3,069.3                      3,069.3
   Convertibles and bonds with warrants attached                        -                         -                            -
   Redeemable preferred                                             329.4                     333.7                        333.7
   All other corporate bonds                                     22,655.9                  24,275.4                     24,275.4
Mortgage-backed and other asset-backed securities                 6,406.4                   6,726.9                      6,726.9
                                                          ----------------  ------------------------ ----------------------------
       Total fixed maturities, available for sale                33,698.0                  35,964.0                     35,964.0
                                                          ----------------  ------------------------ ----------------------------

Fixed maturities, trading                                            94.9                     102.9                        102.9

Equity securities, available-for-sale Common stocks:
   Banks, trust and insurance companies                               6.2                       7.1                          7.1
   Public utilities                                                     -                         -                            -
   Industrial, miscellaneous and all other                           45.1                      48.6                         48.6
Non-redeemable preferred stock                                      602.6                     613.5                        613.5
                                                          ----------------  ------------------------ ----------------------------
       Total equity securities, available-for-sale                  653.9                     669.2                        669.2

Mortgage loans (1)                                               13,228.1                      XXXX                     13,175.1

Real estate, net:
   Real estate acquired in satisfaction of debt (2)                  52.2                      XXXX                         49.8
   Other real estate (2)                                          1,155.6                      XXXX                      1,148.1

Policy loans                                                        804.1                      XXXX                        804.1
Other investments (3)                                             1,243.1                      XXXX                      1,242.9

                                                          ----------------                           ----------------------------
       Total investments                                       $ 50,929.9                      XXXX                   $ 53,156.1
                                                          ================                           ============================


(1) The amount shown in the Statement of Financial Position for mortgage loans differs from cost as commercial and residential mortgage loans are generally reported at cost adjusted for amortization of premiums and accrual of discounts, computed using the interest method, and net of valuation differences.

(2) The amounts shown in the Statement of Financial Position for real estate differ from cost due to properties which were determined to be impaired. The cost bases of these properties are reduced to fair value. Real estate expected to be disposed is carried at the lower of cost or fair value, less cost to sell, with valuation allowances established.

(3) The amount shown in the Statement of Financial Position for other investments differs from cost due to accumulated earnings from minority interests in unconsolidated entities and properties owned jointly with venture partners and operated by the partners. Other investments also includes derivatives and certain seed money investments, which are reported at fair value.

            Principal Life Insurance Company
   Schedule III - Supplementary Insurance Information
   As of December 31, 2003, 2002 and 2001 and for each of the years then ended



                                                       Deferred                    Future                Contractholder
                                                        Policy                     Policy                  and other
                                                      Acquisition                 Benefits                policyholder
                                                         Costs                   and claims                  funds
                                                ------------------------  ------------------------- -------------------------
                                                ------------------------  ------------------------- -------------------------
                                                     (in millions)

2003:
U.S. Asset Management and Accumulation                            615.4                    7,146.4                  27,502.9
Life and Health Insurance                                         904.2                    6,876.1                   2,243.7
Mortgage Banking                                                      -                          -                         -
Corporate and Other                                                   -                        2.9                    (149.8)
                                                ------------------------  ------------------------- -------------------------
                                                ------------------------  ------------------------- -------------------------
  Total                                                         1,519.6                   14,025.4                  29,596.8
                                                ========================  ========================= =========================
                                                ========================  ========================= =========================

2002:
U.S. Asset Management and Accumulation                            501.7                    6,956.3                  24,985.6
Life and Health Insurance                                         872.7                    6,675.6                   2,024.2
Mortgage Banking                                                      -                          -                         -
Corporate and Other                                                   -                        3.0                     (77.0)
                                                ------------------------  ------------------------- -------------------------
                                                ------------------------  ------------------------- -------------------------
  Total                                                         1,374.4                   13,634.9                  26,932.8
                                                ========================  ========================= =========================
                                                ========================  ========================= =========================

2001:
U.S. Asset Management and Accumulation                            411.6                    6,463.2                  23,421.7
Life and Health Insurance                                         910.7                    6,544.4                   1,880.2
Mortgage Banking                                                      -                          -                         -
Corporate and Other                                                   -                        4.1                     (60.7)
  Total                                                               -                          -                         -
                                                ------------------------  ------------------------- -------------------------
                                                ------------------------  ------------------------- -------------------------
                                                                1,322.3                   13,011.7                  25,241.2
                                                ========================  ========================= =========================
                                                ========================  ========================= =========================




                                                                                                        Benefits,
                                                                                  Net                  claims and
                                                        Premium               investment               settlement
                                                        revenue                 income                  expenses
                                                ------------------------ ----------------------  ------------------------
                                                ------------------------ ----------------------  ------------------------


2003:
U.S. Asset Management and Accumulation                            420.0                2,396.2                   2,139.7
Life and Health Insurance                                       3,019.0                  656.5                   2,457.7
Mortgage Banking                                                      -                  102.3                         -
Corporate and Other                                                   -                   47.1                      (5.2)
                                                ------------------------ ----------------------  ------------------------
                                                ------------------------ ----------------------  ------------------------
  Total                                                         3,439.0                3,202.1                   4,592.2
                                                ======================== ======================  ========================
                                                ======================== ======================  ========================

2002:
U.S. Asset Management and Accumulation                            746.5                2,352.1                   2,530.3
Life and Health Insurance                                       2,973.4                  660.2                   2,433.4
Mortgage Banking                                                      -                   20.8                         -
Corporate and Other                                                 0.1                   36.7                      (4.8)
                                                ------------------------ ----------------------  ------------------------
                                                ------------------------ ----------------------  ------------------------
  Total                                                         3,720.0                3,069.8                   4,958.9
                                                ======================== ======================  ========================
                                                ======================== ======================  ========================

2001:
U.S. Asset Management and Accumulation                            766.3                2,399.7                   2,583.1
Life and Health Insurance                                       3,011.1                  678.6                   2,491.0
Mortgage Banking                                                      -                  (11.9)                        -
Corporate and Other                                                18.3                  145.0                      18.3
  Total                                                               -                      -                         -
                                                ------------------------ ----------------------  ------------------------
                                                ------------------------ ----------------------  ------------------------
                                                                3,795.7                3,211.4                   5,092.4
                                                ======================== ======================  ========================
                                                ======================== ======================  ========================



                                                    Amortization
                                                     of Deferred
                                                       Policy                   Other
                                                     Acquisition              operating
                                                        Costs                  expenses
                                                ----------------------  -----------------------
                                                ----------------------  -----------------------


2003:
U.S. Asset Management and Accumulation                           82.5                    740.9
Life and Health Insurance                                        61.5                    826.5
Mortgage Banking                                                    -                  1,353.5
Corporate and Other                                                 -                    (17.1)
                                                ----------------------  -----------------------
                                                ----------------------  -----------------------
  Total                                                         144.0                  2,903.8
                                                ======================  =======================
                                                ======================  =======================

2002:
U.S. Asset Management and Accumulation                           57.1                    611.7
Life and Health Insurance                                        84.0                    750.4
Mortgage Banking                                                    -                    908.2
Corporate and Other                                                 -                      2.4
                                                ----------------------  -----------------------
                                                ----------------------  -----------------------
  Total                                                         141.1                  2,272.7
                                                ======================  =======================
                                                ======================  =======================

2001:
U.S. Asset Management and Accumulation                           64.9                    619.9
Life and Health Insurance                                        91.9                    740.7
Mortgage Banking                                                    -                    552.3
Corporate and Other                                               0.8                     69.9
  Total                                                             -                        -
                                                ----------------------  -----------------------
                                                ----------------------  -----------------------
                                                                157.6                  1,982.8
                                                ======================  =======================
                                                ======================  =======================

             Principal Life Insurance Company
                 Schedule IV - Reinsurance
   As of December 31, 2003, 2002 and 2001 and for each of the years then ended


                                                                                                                       Percentage
                                                                 Ceded to             Assumed                          of Amount
                                            Gross                  Other             from Other                        Assumed to
                                           Amount                Companies           Companies        Net Amount          Net
                                    ----------------------  --------------------  ----------------  ----------------  --------------
                                    ----------------------  --------------------  ----------------  ----------------  --------------
                                        (in millions)
2003:
Life insurance inforce                          163,584.2              34,567.3           2,317.0         131,333.9          1.8%
                                    ======================  ====================  ================  ================
                                    ======================  ====================  ================  ================

Premiums:
  Life insurance                                  1,249.3                  63.5             118.7           1,304.5          9.1%
  Accident and health insurance                   2,359.8                 225.3                 -           2,134.5          0.0%
                                    ----------------------  --------------------  ----------------  ----------------
                                    ----------------------  --------------------  ----------------  ----------------
Total                                             3,609.1                 288.8             118.7           3,439.0          3.5%
                                    ======================  ====================  ================  ================
                                    ======================  ====================  ================  ================


2002:
Life insurance inforce                          159,892.0              30,942.4           1,849.0         130,798.6          1.4%
                                    ======================  ====================  ================  ================
                                    ======================  ====================  ================  ================

Premiums:
  Life insurance                                  1,587.6                  55.8             130.6           1,662.4          7.9%
  Accident and health insurance                   2,328.7                 271.1                 -           2,057.6          0.0%
                                    ----------------------  --------------------  ----------------  ----------------
                                    ----------------------  --------------------  ----------------  ----------------
Total                                             3,916.3                 326.9             130.6           3,720.0          3.5%
                                    ======================  ====================  ================  ================
                                    ======================  ====================  ================  ================


2001:
Life insurance inforce                          154,964.9              25,813.0           1,391.9         130,543.8          1.1%
                                    ======================  ====================  ================  ================
                                    ======================  ====================  ================  ================

Premiums:
  Life insurance                                  1,756.1                  48.9              56.4           1,763.6          3.2%
  Accident and health insurance                   2,243.3                 211.2                 -           2,032.1          0.0%
                                    ----------------------  --------------------  ----------------  ----------------
                                    ----------------------  --------------------  ----------------  ----------------
Total                                             3,999.4                 260.1              56.4           3,795.7          1.5%
                                    ======================  ====================  ================  ================
                                    ======================  ====================  ================  ================

On May 11, 2004, we entered into a definitive agreement for the sale of Principal Residential Mortgage, Inc. to CitiMortgage, Inc. We closed the sale on July 1, 2004.

When the definitive agreement was signed, we met the criteria for discontinued operations under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," ("SFAS 144") which impacted our Mortgage Banking segment and a portion of our U.S. Asset Management and Accumulation segment.

Selected financial information for the discontinued operations of our Mortgage Banking segment is as follows:

                                                                                    As of
                                                                     -------------------------------------
                                                                     -------------------------------------
                                                                          June 30,        December 31,
                                                                           2004               2003
                                                                     ------------------ ------------------
                                                                                       (in millions)
Assets
Mortgage loans...................................................         $2,784.4           $2,256.5
Mortgage loan servicing rights...................................          2,210.7            1,951.9
Cash and cash equivalents........................................            631.4              674.6
All other assets.................................................            839.7              675.8
                                                                   ------------------ ------------------
                                                                   ------------------ ------------------
   Total assets..................................................         $6,466.2           $5,558.8
                                                                   ================== ==================

Liabilities
Short-term debt .................................................         $2,501.1           $1,450.9
Long-term debt...................................................          1,393.0            1,393.0
All other liabilities............................................          2,027.7            2,242.8
                                                                   ------------------ ------------------
                                                                   ------------------ ------------------
   Total liabilities.............................................         $5,921.8           $5,086.7
                                                                   ================== ==================

                                                For the three months ended           For the six months
                                                         June 30,                      ended June 30,
                                                ----------------------------     ----------------------------
                                                    2004            2003            2004            2003
                                                -------------    -----------     ------------    ------------
                                                                       (in millions)

Total revenues..........................               $191.0         $425.3          $ 446.9          $803.0
                                                =============    ===========     ============    ============

Loss from continuing operations, net of
    related income taxes (corporate
    overhead) (1).......................                $(5.4)        $ (4.5)          $(10.3)         $ (8.4)

Income (loss) from discontinued operations:
    Income (loss) before income taxes...                (22.5)          52.9             22.4           116.5
    Income taxes (benefits).............                 (8.4)          20.4              8.7            44.7
                                                -------------    -----------     ------------    ------------
                                                -------------    -----------     ------------    ------------
    Income (loss) from discontinued
       operations, net of related income
       taxes............................                (14.1)          32.5             13.7            71.8
                                                -------------    -----------     ------------    ------------
Net income (loss) ......................               $(19.5)          $ 28.0        $   3.4          $ 63.4
                                                =============    ===========     ============    ============

----------------------
(1) Corporate overhead allocated to our Mortgage Banking segment does not qualify for discontinued operations treatment under SFAS 144.

Our U.S. Asset Management and Accumulation segment held $1,142.0 million and $804.8 million of residential mortgage banking escrow deposits (reported as other liabilities) as of June 30, 2004 and December 31, 2003, respectively, which were transferred as a result of the sale. U.S. Asset Management and Accumulation segment revenues from this arrangement for the three months ended June 30, 2004 and 2003, were $(9.5) million and $7.0 million, respectively. Revenues for the six months ended June 30, 2004 and 2003, were $(5.6) million and $13.1 million, respectively. Income (loss) from discontinued operations net of related income taxes, for the three months ended June 30, 2004 and 2003, was $(6.0) million and $2.5 million, respectively. Income (loss) from discontinued operations, net of related income taxes, for the six months ended June 30, 2004 and 2003, was $(3.5) million and $5.1 million, respectively.

This information represents our preliminary assessment of the impact of the sale on our historical results, prepared in accordance with U.S. GAAP. We continue to study the classification of certain income and expense items for potential inclusion and/or exclusion as discontinued operations. The ultimate resolution of these decisions may change the classification of certain amounts presented herein.